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                                                                    Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Trump Atlantic City Associates, Trump Atlantic City Funding, Inc., Trump Atlantic City Funding II, Inc., and Trump Atlantic City Funding III, Inc. (the "Companies") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Donald J. Trump, Chief Executive Officer of the Companies, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Companies.




/s/ Donald J. Trump
-------------------
Donald J. Trump
Chief Executive Officer of
         Trump Atlantic City Associates
         Trump Atlantic City Funding, Inc.
         Trump Atlantic City Funding II, Inc.
         Trump Atlantic City Funding III, Inc.

August 14, 2002

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